NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT ("Agreement") is made as of July 19, 2005 by and among The Guitammer Company, an Ohio corporation (the "Company"), and the investors named on the Schedule of Lenders attached hereto (individually each a "Lender," and collectively the "Lenders").

WHEREAS, the Lenders intend to provide certain consideration to the Company, which consideration is identified on the Schedule of Lenders attached hereto (the "Schedule of Lenders");

WHEREAS, the Company in return for such consideration will execute promissory notes and grant warrants to purchase common shares of the Company;

WHEREAS, the parties hereto wish to provide for the sale and issuance of such notes and grant of such warrants in return for such consideration and any future advances to the Company;

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Amount and Terms of the Notes; Terms of Warrants; Security Agreement.

1.1 Promissory Notes and Warrants. In return for the consideration provided by each Lender, the Company shall sell and issue to such Lender a promissory note in the form attached hereto as Exhibit A (a "Note") and grant a warrant to purchase common shares of the Company in the form of the Warrant Agreement attached hereto as Exhibit B (the "Initial Warrant"). Each Note shall be dated as of the date such consideration is provided to the Company. The aggregate amount of the Initial Warrants shall be exercisable for sixteen (16) shares which is approximately 1% of the issued and outstanding common shares of the Company on a fully diluted basis (the "Initial Warrant Shares"). Additional warrants may be issued at the times prescribed in the Note (each an "Additional Warrant" and together with the Initial Warrants, the "Warrants") for the amount of common shares of the Company provided therein (the "Additional Warrant Shares," and, together with the Initial Warrant Shares, the "Warrant Shares").

1.2 Security Agreement. The Lenders have the right at any time and from time to time to request that the Company execute and deliver a Security Agreement in a form reasonably acceptable to the Lenders (as amended and in effect from time to time, the "Security Agreement" and, together with this Agreement, the Notes and the Warrants, the "Financing Documents"), and covering substantially all of the property of the Company. The liens created under the Security Agreement shall be junior in priority to the liens granted to the Company's then existing commercial lender(s) (the "Senior Lender(s)"). At no time will the Company be required to execute and deliver the Security Agreement if the Senior Lender(s) do(es) not give its consent thereto, or if the Lenders and the Senior Lender(s) can not agree on an intercreditor

agreement among such parties as to the relative priority of the payment and liens among such parties. Company agrees that it shall not, other than with respect to the Senior Lender(s), which shall not be unreasonably withheld, create, incur, assume or suffer to exist any (i) lien of any kind (including the charge on property purchased under conditional sales or other title retention agreements, but excluding any security interests of the Lenders contemplated under the Financing Documents) upon, or any security interest in, any of its property or assets; or (ii) agreement with any person which prohibits or restricts the granting of any such lien of any kind in favor of the Lenders.

1.3 Closing. The closing (the "Closing") of the purchase of the Notes and issuance of the Warrants in return for the consideration shall take place at 250 West Street, Columbus, Ohio, at 1:00 p.m., on July 19, 2005, or at such other time and place as the Company and Lenders agree upon orally or in writing. At the closing the Company shall deliver its financial statements for the fiscal year ending December 31, 2004 and for the quarter ending March 31, 2005 (the "Recent Financials"). At the Closing, each Lender purchasing Notes and Warrants shall deliver the consideration to the Company and the Company shall deliver to such Lender one or more executed Notes and Warrants in return for the respective consideration provided to the Company.

2. Representations, Warranties and Covenants of the Company. In connection with the transactions provided for herein, the Company hereby represents, warrants and covenants to the Lenders that:

2.1 Organization, Good Standing, and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Ohio and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each other jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

2.2 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, issuance (in the case of the Notes and the Warrants) and delivery of the Financing Documents, and the performance of all obligations of the Company thereunder, has been taken or will be taken prior to the applicable Closing. Each of the Financing Documents (other than the Security Agreement which requires the Senior Lender(s)' consent) constitutes the Company's valid and legally binding obligation, enforceable in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights.

2.3 Valid Issuance of Warrant Shares. The Warrant Shares of the Company issuable upon exercise of the Warrants will be duly and validly issued, fully paid, and nonassessable and, based upon the representations of the Lenders made in this Agreement, will be issued in compliance with all applicable federal and state securities laws.

2.4 Conflicts. Other than as noted in Section 1.2, above, the execution and delivery by the Company of the Financing Documents, the performance by the Company of the terms of the Financing Documents, and the offer, issuance and sale of the Notes and the Warrants do not and will not result in a breach of the terms, conditions or provisions of, constitute a default under, result in the creation (other than as contemplated by the Security Agreement) of any lien, mortgage, security interest, charge or other encumbrance upon any of the Company's assets, pursuant to: (a) the Certificate of Incorporation of the Company as currently in effect; (b) the Code of Regulations of the Company as currently in effect; (c) the General Corporation Law of Ohio as currently in effect or any law, statute, rule or regulation of the United States of America which is currently in effect to which the Company is subject; (d) any of the agreements to which the Company is currently a party or (e) any order, judgment or decree to which the Company is currently a party or to which the Company or any of its assets are subject.

2.5 Compliance; Status of Indebtedness, Leases and other Material Agreements. The Company is in compliance in all material respects with all laws, regulations and orders of any governmental or regulatory authority or agency applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property.

2.6 Legal Proceedings. Other than the matter of the Kicker trademark (registered to Stillwater Designs) dispute, there is no action, suit, proceeding or investigation before any court, governmental authority or any arbitrator pending or, to the knowledge of the Company, threatened against the Company.

2.7 Minimum EBITDA. Company will not permit its EBITDA (as defined below) to be less than the $1 for the fiscal year ending on December 31, 2005, and, if the due date for the Note is extended by Company pursuant to the terms of the Note, for the fiscal year ending on December 31, 2006. For purposes of this Agreement "EBITDA" means, for a particular period, the total, in U.S. dollars, (determined in accordance with the comprehensive basis of accounting generally and historically used by the Company, consistently applied) of the Company's earnings before interest, income taxes, depreciation, and amortization expense.

2.8 Minimum Revenue. Company will not permit its Revenue (as defined below) to be less than $2,000,000.00 for the fiscal year ending on December 31, 2005 and, if the due date for the Note is extended by Company pursuant to the terms of the Note, for the fiscal year ending on December 31, 2006. For purposes of this Agreement "Revenue" means, for a particular period, the total in U.S. dollars (determined in accordance with the comprehensive basis of accounting generally and historically used by the Company, consistently applied) of the Company's gross revenues.

2.9 Recent Financials. The Recent Financials to be delivered by the Company at the Closing, to the Company's knowledge, shall be accurate and complete in all material respects.

3. Representations and Warranties of the Lenders. In connection with the transactions provided for herein, each Lender hereby represents and warrants to the Company that:

3.1 Authorization. All corporate action on the part of the Lender, its officers, directors and partners necessary for the authorization, execution and delivery of the this Agreement and each Warrant, and the performance of all obligations of the Lender thereunder, has been taken or will be taken prior to the applicable Closing. This Agreement constitutes such Lender's valid and legally binding obligation, enforceable in accordance with its terms.

3.2 Purchase Entirely for Own Account. Lender acknowledges that this Agreement is made with Lender in reliance upon Lender's representation to the Company that the Note, the Warrants and the Warrant Shares issuable upon exercise of the Warrants (collectively, the "Securities") will be acquired for investment for Lender's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Lender further represents that Lender does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to the Securities. Lender represents that it has full power and authority to enter into this Agreement.

3.3 Disclosure of Information. Lender acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. Lender further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the Company's business and the terms and conditions of the offering of the Securities.

3.4 Investment Experience. Lender is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that he is capable of evaluating the Company's business prospects and the merits and risks of his investment in the Securities.

3.5 Accredited Investor. Lender is an "accredited investor" within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission (the "SEC"), as presently in effect.

3.6 Restricted Securities. Lender understands that the Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances.

3.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, Lender further agrees not to make any disposition of all or any Securities unless and until:

(a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(b) (i) Lender shall have notified the Company of the proposed disposition and shall have furnished the Company with a reasonably detailed statement of the circumstances surrounding the proposed disposition, (ii) if reasonably requested by the Company, Lender shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Securities under the Act, and (iii) the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3.

3.8 Legends. It is understood that the Securities may bear the following legends:

(a) "These securities have not been registered under the Securities Act of 1933 (the "Act"). They may not be sold, offered for sale, pledged, hypothecated, or otherwise transferred except pursuant to an effective registration statement under the Securities Act of 1933 or an opinion of counsel satisfactory to the Company that registration is not required under such Act." and

(b) Any legend required by applicable state "blue sky" law.

4. Prepayments of the Notes.

4.1 Optional Prepayments. Beginning on the date which is three months after the date of the Closing, Company may, at its option, upon notice as provided below, prepay all, or from time to time any part of, the Notes. In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

5. Furnishing of Financial Information. Company will furnish the Lenders: (i) Within sixty (60) days after the end of each fiscal year, copies of income statements and balance sheets of the Company as of the close of the fiscal year; and (ii) Within forty-five (45) days after the end of the first three quarters of each fiscal year of the Company, copies of income statements and balance sheets of the Company for the period from the beginning of the fiscal year to the end of such quarter. Such financial information shall be prepared on the same basis as used by management for the operation of the Company. In addition, upon at least 5 business days notice, the Lenders may

inspect the books and records of the Company at its principle place of business, during normal business hours and in a manner which does not unreasonably interfere with the normal operation of the business of the Company.

6. Miscellaneous.

6.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Ohio as applied to agreements among Ohio residents, made and to be performed entirely within the State of Ohio.

6.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable express courier service (charges prepaid), sent via facsimile (with acknowledgement of complete transmission) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Company and to each Lender at the addresses or facsimile number indicated below:

If to the Company:

The Guitammer Company Inc.
6295 Maxtown Road, Suite 500
Westerville, OH 43081
Attn: Mark A. Luden
Fax: (815) 346-9532

With a copy (not constituting notice) to:

Vorys, Sater, Seymour and Pease LLP
52 East Gay Street

P.O. Box 1008
Columbus, Ohio 43216-1008
Attn: Anker M. Bell
Fax: (614) 719-4623

If to Lenders:
At the addresses shown on the signature pages hereto.

6.6 Finder's Fee. Each party represents that neither he nor it is nor will be obligated for any finder's fee or commission in connection with this transaction. Each Lender agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which such Lender or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Lender from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees, or representatives is responsible.

6.7 Entire Agreement: Amendments and Waivers. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Required Lenders. Any waiver or amendment effected in accordance with this Section 7.7 shall be binding upon each holder of any of the Securities then outstanding (including securities into which the Securities have been converted), each future holder of any of the Securities and the Company.

6.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.9 Further Assurances. From time to time, the Company shall execute and deliver to the Lenders such additional documents and shall provide such additional information to the Lenders as any Lender may reasonably require to carry out the terms of the Financing Documents.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

The Guitammer Company

By: [signature]
Mark A. Luden, President

LENDER: Opal Private Equity Fund, LP

By: OPAL PRIVATE EQUITY, INC.
Its: General Partner

By: [signature]
RICHARD A. BARNHART
Its: VICE PRESIDENT/TREASURER

Notice Address:

250 West Street, Suite 700
Columbus, Ohio 43215
Attn: Richard A. Barnhart